EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

Christopher	Curtis

VP, Corporate Affairs

Rewards	Network Inc.
(312)	521-6754

Rewards Network Names Christopher J. Locke Chief Financial Officer

Chicago, IL December 2, 2005— Rewards Network Inc., (AMEX: IRN) one of the nation’s leading providers of loyalty and rewards programs to the restaurant industry, today announced that its Board of Directors has named Christopher J. Locke Senior Vice President and Chief Financial Officer, effective immediately. He replaces Kenneth R. Posner, who has resigned to pursue other interests.

“Since joining the Company earlier this year, Chris has already had a positive impact on several processes critical to our business,” said Ron Blake, President and Chief Executive Officer of Rewards Network. “The Board of Directors and I believe Chris Locke’s skills and experience match our current needs in the Chief Financial Officer role, particularly as we work to return Rewards Network to profitable growth.”

Locke joined Rewards Network in May 2005 as Senior Vice President, Business Planning, Analysis and Assurance. Prior to joining the Company, he served as Chief Financial Officer of WS Telecom Acquisition Corporation / Wan Technologies beginning in December 2003. From 2000 to 2003, Locke was an independent consultant primarily serving private equity firms and privately held companies in an interim Chief Financial Officer capacity.

Earlier in his career, Locke served as a Vice President, Chief Financial Officer and Chief Information Officer within Alper Holdings USA, Inc., and also as a Senior Consultant for Arthur Andersen LLP. Locke, 34 years old, graduated with high honors from the University of Illinois – Champaign-Urbana, with a BS in finance and concentration in accounting. He is a Certified Public Accountant in the State of Illinois.

About Rewards Network

Rewards Network (AMEX: IRN), headquartered in Chicago, Illinois, is a leading provider of loyalty and rewards programs to the restaurant industry. Incentives are offered through the Rewards Network branded program, airline frequent flyer dining programs, club memberships and other affinity organizations. As of September 30, 2005, Rewards Network had 3.5 million active member accounts and 10,259 restaurants in its programs. Additional details about Rewards Network can be found at www.rewardsnetwork.com or by calling Rewards Network at 1-877-491-3463.

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Rewards Network

Locke Named CFO

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) our dependence on our relationships with airlines and other reward program partners for a significant number of members, (ii) the concentration of a significant amount of our rewards currency in one industry group, the airline industry, (iii) our inability to attract and retain merchants and members, (iv) our inability to maintain an appropriate balance between the number of members and the number of participating merchants in each market, (v) changes to payment card association rules and practices, (vi) our dependence upon our relationships with a payment card issuer, transaction processors, presenters and aggregators, (vii) network interruptions or processing errors, (viii) our susceptibility to a changing regulatory environment, (ix) increased operating costs due to privacy concerns of our marketing partners, payment card processors and the public, (x) the failure of our security measures, (xi) our susceptibility to merchant credit risk, (xii) economic changes, (xiii) an adverse change in our loss experience related to Marketing Credits, (xiv) adverse consequences of changes in our programs that affect the rate of rewards received by members, (xv) our inability to generate sufficient profit margin on expanded merchant product offerings, (xvi) the loss of key personnel, (xvii) adverse determination of lawsuits in which we are a defendant that may result in liability and/or adversely impact the way in which we conduct business, (xviii) increasing competition, (xix) our inability to obtain sufficient cash, and (xx) the failure of our expansion into Canada. A more detailed description of these factors that, among others, should be considered in evaluating our outlook can be found in the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2005, filed with the Securities and Exchange Commission. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

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